EX-99.B(j)cmconsnt
                        INDEPENDENT AUDITORS' CONSENT
We consent to the use in this Post-Effective Amendment No. 36 to
Registration Statement No. 2-64526 on Form N-1A of United Cash Management, Inc., of our reports dated August 6, 1999 and February 4, 2000, appearing in the Statement of Additional Information, which is part of such
Registration Statement, and to the references to us under the caption "Financial Highlights" in such Prospectus.
/s/ Deloitte & Touche LLP
------------------------
Deloitte & Touche LLP
Kansas City, Missouri
June 26, 2000